Exhibit 3.2

RESTATED BY-LAWS OF FMC CORPORATION
(As of April 28, 2026)

ARTICLE I
Location of Offices
SECTION 1.Principal Delaware Office. The principal office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name and address of the Resident Agent in charge thereof shall be the Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware.
SECTION 2.Principal Pennsylvania Office. The Corporation shall also have and maintain an office or principal place of business in the State of Pennsylvania at 2929 Walnut Street, Philadelphia, Pennsylvania, the location of such office to be subject to change by resolution of the Board of Directors.
SECTION 3.Other Offices. The Corporation may also have offices in such other places, both within and without the State of Delaware, as the Board of Directors from time to time may designate or the business of the Corporation require.
ARTICLE II
Corporate Seal

The corporate seal shall be circular in form and have inscribed thereon the following: “FMC Corporation, Incorporated Delaware 1928.”

ARTICLE III
Stockholders
SECTION 1.Meetings of Stockholders.
(a)Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors. At the annual meeting stockholders shall elect Directors and transact such other business as properly may be brought before the meeting.
(b)Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.
(c)Place of Meetings. Unless otherwise directed by the Board of Directors, all meetings of the stockholders shall be held at the office of the Corporation at 2929 Walnut Street, Philadelphia, Pennsylvania.
(d)Notice of Meetings. Unless otherwise provided by statute, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.
SECTION 2.Quorum of Stockholders. The holders of a majority of the total number of shares issued and outstanding, and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the certificate of incorporation, or by these By-Laws.
When a quorum is present at any meeting of stockholders, a majority of the voting power of the number of shares of the stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or the certificate of incorporation or of these By-Laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question
SECTION 3.Voting by Stockholders. Unless otherwise provided in the certificate of incorporation, each stockholder of record shall be entitled at each meeting of stockholders to one vote for each share of stock entitled to vote. Each stockholder of record entitled to vote at any meeting may do so in person or by proxy appointed by instrument in writing, subscribed by such stockholder or his duly authorized attorney, and filed with the Secretary at or prior to the time designated in the order of business for delivering such proxies. Any such proxy shall not be voted or acted upon after three years from its date, unless such proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
SECTION 4.Certain Definitions. For the purposes of Section 5 of this Article III and Section 8 of Article IV, the shares of the Corporation “beneficially owned” by any person shall include (i) all shares of the Corporation beneficially owned (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), determined as if the reference to “sixty days” in Rule 13d-3(d)(1)(i) was a reference to “three years”) by such person, (ii) all shares of the Corporation beneficially owned (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, determined as if the reference to “sixty days” in Rule 13d-3(d) (1)(i) was a reference to “three years”) by (A) all affiliates and associates of such person (determined in accordance with Rule 12b-2 under the Exchange Act), (B) all persons acting in concert with such person with respect to the acquisition, holding, voting or disposing of securities of the Corporation or with respect to the control of the Corporation, and (C) all persons with whom such person or any of its affiliates or associates has an agreement, arrangement or understanding with respect to the acquisition, holding, voting (except pursuant to a revocable proxy given in response to a public proxy or consent solicitation made generally to all holders of shares of the Corporation) or disposing of securities of the Corporation (each person described in clause (A), (B) or (C) being a “Related Person” of such person) and (iii) all shares of the Corporation that are the subject of or are the reference security for or underlie any derivative securities (as defined under Rule 16a- 1 under the Exchange Act) or other derivatives, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or similar arrangements relating to the shares of the Corporation entered into by or on behalf of such person and all Related Persons of such person.
SECTION 5.Business Brought Before a Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. If, after the stockholder has delivered the notice under this Section 5, any information required to be contained in such notice as described above changes as of the record date for such meeting, such notice shall be deemed to be not in compliance with this Section 5 and not effective unless such stockholder, no later than 5 business days following such record date, delivers to the Secretary at the principal executive offices of the Corporation a supplemental notice describing such updated information as of such record date. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section; and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
SECTION 6.Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by law. The presiding officer of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
SECTION 7.Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held and the record date for determining stockholders of record for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 8.Adjournments; Postponements. The presiding officer of the meeting or a majority of the votes entitled to be cast by stockholders who are present in person or by proxy at any meeting of stockholders may adjourn the meeting from time to time, whether or not there is such a quorum, without notice other than by announcement at the meeting if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.
ARTICLE IV
Directors

SECTION 1.Election, Number and Term of Office.
(a)Manner of Election. Except as provided in Section 7 of this Article, each Director shall be elected by the vote of the majority of the votes cast with respect to the Director at any meeting of the stockholders called for the purpose of the election of Directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote in the election of Directors generally. For purposes of this paragraph, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes “withheld” with respect to that Director.
(b)Number of Directors. The number of Directors of the Corporation which shall constitute the whole Board shall be fixed by resolution adopted by affirmative vote of a majority of the whole Board except that such number shall not be less than three (3) nor more than fifteen (15) the exact number to be eleven (11) until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board.
(c)Term of Office. Each director shall hold office until his respective successor is elected and qualified or until the effectiveness of his or her earlier resignation or removal.
SECTION 2.Nomination of Directors. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
SECTION 2A.Inclusion of Stockholder Nominations In the Corporation’s Proxy Materials.
(a)Proxy Access. Subject to compliance with the terms and conditions set forth in these By-Laws, in connection with an annual meeting of stockholders, the Corporation shall include (i) in its proxy statement and form of proxy, in addition to the persons nominated for election by the Board of Directors or any committee thereof, the name of any person nominated for election to the Board of Directors by a record stockholder who is, or is acting on behalf of, an Eligible Stockholder (as defined below) pursuant to this Section 2A (such nominated person, the “Stockholder Nominee”) and (ii) in its proxy statement the Required Information (as defined below) relating to any Stockholder Nominee.
(b)Timeliness of Notice. To nominate a Stockholder Nominee, a record stockholder who is, or is acting on behalf of, an Eligible Stockholder must provide a timely notice that expressly elects to have the Eligible Stockholder’s Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 2A (the “Notice of Proxy Access Nomination”). To be timely, a Notice of Proxy Access Nomination must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the 120th day nor earlier than the 150th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for a Notice of Proxy Access Nomination by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting, or (y) the tenth day following the day on which notice or prior public disclosure of the date of such annual meeting is given or made to stockholders (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”). In no event shall an adjournment of an annual meeting of stockholders, or postponement of any previously scheduled annual meeting of stockholders for which notice has been given (or with respect to which public disclosure of the date of the meeting was made), commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination under this Section 2A.

(c)Information Included in Proxy Materials. The Eligible Stockholder may provide to the Secretary of the Corporation a written statement for inclusion in the Corporation’s proxy statement for the applicable annual meeting of stockholders, not to exceed 500 words, in support of the Eligible Stockholder’s Stockholder Nominee (the “Statement”). In order to have a Statement included in the proxy statement an Eligible Stockholder must submit the Statement to the Secretary of the Corporation at the same time that such Eligible Stockholder’s Notice of Proxy Access Nomination is submitted to the Secretary of the Corporation. For purposes of this Section 2A, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act and (ii) if the Eligible Stockholder so elects, a Statement. Notwithstanding anything to the contrary contained in this Section 2A, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it believes would violate any applicable law or regulation. Nothing in this Section 2A shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Stockholder Nominee
(d)Number of Stockholder Nominees. The number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office and subject to election by the holders of Common Stock as of the Final Proxy Access Nomination Date, or if such number is not a whole number, the closest whole number below 20% (the number determined pursuant to clause (i) or clause (ii) of this sentence, as applicable, the “Permitted Number”); provided, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith such that the number of directors subject to election by the holders of Common Stock is reduced, the Permitted Number shall be calculated based on the number of directors in office as so reduced. The Permitted Number shall also be reduced by (i) the number of director candidates for which the Corporation shall have received one or more notices that a stockholder intends to nominate director candidates at such applicable annual meeting of stockholders pursuant to Section 2 of this Article, (ii) the number of director candidates that will be included in the Corporation’s proxy materials with respect to such annual meeting of stockholders as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares by such stockholder or group of stockholders from the Corporation), other than any such director candidate referred to in this clause (ii) who was elected, as a nominee of the Board of Directors, at both of the two annual meetings of stockholders immediately preceding the applicable annual meeting of stockholders, provided that the Permitted Number after such reduction with respect to this clause (ii) will in no event be less than one, (iii) the number of incumbent director candidates who previously were Stockholder Nominees at either of the two annual meetings of stockholders immediately preceding the applicable annual meeting and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors and (iv) the number of director candidates whose names were submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 2A, but who were thereafter nominated by the Board of Directors. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2A exceeds the Permitted Number, each Eligible Stockholder (or group thereof constituting an Eligible Stockholder) will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Common Stock of the Corporation each Eligible Stockholder (or group thereof) disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder (or group thereof) has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Stockholder Nominees, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2A (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) is thereafter not submitted for director election for any reason (including the failure to comply with this Section 2A) other than due to a failure by the Corporation to include such Stockholder Nominee in the proxy materials in violation of this Section 2A, no other nominee or nominees shall be substituted for such Stockholder Nominee and included in the Corporation’s proxy materials or otherwise submitted for director election pursuant to this Section 2A.

(e)Group Provisions to Determine Eligible Stockholder. An “Eligible Stockholder” is one or more persons who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined in Section 2A(f)), for at least three years as of the date the Notice of Proxy Access Nomination is received by the Corporation, shares representing at least 3% of the shares of Common Stock outstanding as of the date of such Notice of Proxy Access Nomination (the “Required Shares”), and who continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is received by the Corporation and the date of the applicable annual meeting of stockholders; provided that the aggregate number of record stockholders and beneficial owners whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more collective investment funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (as amended from time to time the “Investment Company Act”) (such funds together under each of (i), (ii) or (iii) comprising a “Qualifying Fund”) shall be treated as one record stockholder or beneficial owner for the purpose of determining the aggregate number of record stockholders and beneficial owners in this paragraph, and treated as one person for the purpose of determining “ownership” as defined in this Section 2A, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 2A. No record stockholder (other than a Custodian Holder (as defined below)) or beneficial owner may be a member of more than one group constituting an Eligible Stockholder under this Section 2A, and no shares may be attributed to more than one Eligible Stockholder or group constituting an Eligible Stockholder under this Section 2A. For the avoidance of doubt, the Required Shares will qualify as such if and only if the beneficial owner of such shares has itself beneficially owned such shares continuously for the three-year period ending on the date the Notice of Proxy Access Nomination is received by the Corporation and through other applicable dates referred to above (in addition to the other applicable requirements being met).
(f)Definition of Ownership. For purposes of calculating the Required Shares, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. “Ownership” shall include shares held in the name of a nominee (including a Custodian Holder) or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct disposition thereof and possesses the full economic interest in the shares; provided that this provision shall not alter the obligations of a record stockholder to provide the Notice of Proxy Access Nomination. Ownership of shares shall be deemed to continue during any period (x) in which shares have been loaned if the person claiming ownership may recall such loaned shares on no more than five business days’ notice or (y) in which any voting power has been delegated by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time without condition. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.
(g)Contents of Notice of Proxy Access Nomination. The Notice of Proxy Access Nomination shall set forth or be submitted with the following information and materials in writing (including, as applicable, with respect to each Eligible Stockholder, every member of any group that is together such Eligible Stockholder other than a Custodian Holder):
(i)the written consent of each Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected;

(ii)a copy of the Schedule 14N that has been, or concurrently is, filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iii)with respect to each Eligible Stockholder and its affiliates or associates or others acting in concert therewith and each Stockholder Nominee, all information as would be required to be disclosed in a solicitation of proxies for the election of such Stockholder Nominee as a director in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(iv)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant; and
(v)a completed director questionnaire pursuant to Section 8 of this Article signed by the Stockholder Nominee(s) (a form of which shall be provided by the Secretary of the Corporation promptly following a request therefor).
In addition, the Notice of Proxy Access Nomination must be submitted with a signed and written agreement of the Eligible Stockholder (and each member of any group that together is an Eligible Stockholder other than a Custodian Holder) setting forth:
(i)a representation that the Eligible Stockholder (1) acquired ownership of the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the applicable annual meeting of stockholders any person other than its Stockholder Nominee(s), (3) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (4) will not distribute to any person any form of proxy for the applicable annual meeting of stockholders other than the forms distributed by the Corporation and (5) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise will comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2A;
(ii)a representation that (1) within five business days after the date that the Notice of Proxy Access Nomination is sent to the Corporation, the Eligible Stockholder will provide one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the requisite three- year holding period) that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination was received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, (2) within five business days after the record date for determining stockholders entitled to vote at the annual meeting, the Eligible Stockholder will provide one or more written statements from the record holder (and from each intermediary through which the Required Shares are held) verifying the Eligible Stockholder’s continuous ownership of the Required Shares through such record date and (3) the Eligible Stockholder will provide immediate written notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the applicable annual meeting of stockholders;

(iii)in the case of a nomination by a group of persons that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the Eligible Stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and
(iv)an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provides to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee(s) pursuant to this Section 2A, (3) file with the Securities and Exchange Commission any soliciting material or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, (4) comply with all laws and regulations applicable to any solicitation in connection with the annual meeting and (5) provide the Corporation prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the Corporation. In addition, no later than the Final Proxy Access Nomination Date, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation satisfactory to the Corporation that demonstrates that the funds comprising the Qualifying Fund are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act.
Any information required by this Section 2A to be provided to the Corporation must be updated and supplemented by the Eligible Stockholder or Stockholder Nominee, as applicable, by delivery to the Secretary of the Corporation (1) no later than 10 days after the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, of such information as of such record date and (2) no later than five days before the annual meeting of stockholders, of such information as of the date that is 10 days before the annual meeting of stockholders. Further, in the event that any information or communications provided (pursuant to this Section 2A or otherwise) by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. For the avoidance of doubt, the requirement to update, supplement and correct such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these By-laws) available to the Corporation relating to any defect (including any inaccuracy or omission).
(h)Information and Agreements from Nominees. At the request of the Corporation, each Stockholder Nominee must:
(i)provide an executed agreement, in a form satisfactory to the Corporation, that the Stockholder Nominee (1) has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Conduct and any other policies and guidelines of the Corporation applicable to directors (which will be provided by the Corporation following a request therefor), (2) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a Stockholder Nominee or as a director of the Corporation, in each case that has not been disclosed to the Corporation and (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director and
(ii)provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine (1) if such Stockholder Nominee is independent under the rules and listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (2) if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the standards used by the Corporation for determining director independence, (3) if such Stockholder Nominee would, by serving on the Board of Directors, violate or cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules or listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed or any applicable law, rule or regulation and (4) if such Stockholder Nominee is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.
(i)Ineligibility of Certain Stockholder Nominees. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at that annual meeting or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the votes present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 2A for the next two annual meetings of stockholders. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2A or any other provision of these By-Laws, the Certificate of Incorporation or applicable law or regulation at any time before the applicable annual meeting of stockholders, will not be eligible or qualified for election at such annual meeting of stockholders and no other nominee may be substituted by the Eligible Stockholder that nominated such Stockholder Nominee.
(j)Exclusion of Stockholder Nominees from Proxy Materials. The Corporation shall not be required to include, pursuant to this Section 2A, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Board of Directors:
(i)who is not independent under (a) the rules or listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed, (b) any applicable rules of the Securities and Exchange Commission or any other regulatory body with jurisdiction over the Corporation or (c) any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors;
(ii)whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules or listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed or any applicable law, rule or regulation;
(iii)who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;
(iv)who is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(v)who is or has been, within the past 3 years, as officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;
(vi)if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Corporation;
(vii)if the Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations, undertakings or obligations pursuant to these By-Laws, including, without limitation, this Section 2A; or
(viii)if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting of stockholders.
For the purpose of this subsection (j), the occurrence of clauses (i) through (v) and, to the extent related to a breach or failure by the Stockholder Nominee, clauses (vi) and (vii) will result in the exclusion from the proxy materials pursuant to this Section 2A of the specific Stockholder Nominee to whom the ineligibility applies or, if the proxy statement for the applicable annual meeting of stockholders already has been filed, the ineligibility of such Stockholder Nominee to stand for election. The occurrence of clause (viii) and, to the extent related to a breach or failure by an Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder), clauses (vi) or (vii) will result in the shares owned by such Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) being excluded from the Required Shares (and, if as a result the persons who together nominated the Stockholder Nominee shall no longer constitute an Eligible Stockholder, the exclusion from the proxy materials pursuant to this Section 2A of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement for the applicable annual meeting has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to stand for election).
(k)Interpretation; Attendance of Eligible Stockholder at Annual Meeting. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2A and to make any determinations necessary or advisable to apply this Section 2A to any persons, facts or circumstances, in each case, acting in good faith. Notwithstanding the foregoing provisions of this Section 2A, unless otherwise required by law or otherwise determined by the Chairman of the meeting, if none of: (i) the Eligible Stockholder, (ii) a Qualified Representative (as defined below) of the Eligible Stockholder or (iii) if the Eligible Stockholder is comprised of a group, a member of such group, appears at the annual meeting of stockholders of the Corporation to present such Eligible Stockholder’s Stockholder Nominee(s), such nomination or nominations shall be disregarded and conclusively deemed withdrawn, notwithstanding that proxies in respect of the election of the Stockholder Nominee(s) may have been received by the Corporation.
(l)Exclusive Method of Proxy Access. This Section 2A shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.
(m)Definitions. As used in this Section 2A, the following terms shall have the meanings set forth below:
(i)“Custodian Holder”, with respect to any Eligible Stockholder, means any broker, bank or custodian (or similar nominee) who (i) is acting solely as a nominee on behalf of a beneficial owner and (ii) does not “own” (as defined in Section 2A) any of the shares comprising the Required Shares of the Eligible Stockholder.
(ii)“person” means, as applicable, any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, association, trust or other entity or organization.
(iii)A “Qualified Representative” of an Eligible Stockholder means a person that is a duly authorized officer, manager or partner of such Eligible Stockholder or is authorized by a writing (i) executed by such Eligible Stockholder, (ii) delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such Eligible Stockholder to the Corporation prior to the taking of the action taken by such person on behalf of such Eligible Stockholder and (iii) stating that such person is authorized to act for such Eligible Stockholder with respect to the action to be taken.

SECTION 3.Removal of Directors. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office with or without cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.
SECTION 4.Conditions for Nomination.
(a)No candidate shall be eligible to be nominated for reelection to the Board unless such candidate shall have agreed to tender, promptly following the meeting at which he or she is elected as Director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such resignation by the Board of Directors.
(b)In addition to satisfying the qualifications set forth in these Bylaws, in the case of a person nominated for election or re-election as a director by a stockholder in accordance with the procedures set forth in these Bylaws, such nominee shall not be qualified to stand for election or re-election as a director unless the stockholder submitting such nomination delivers, within the time period set forth in Section 2 of this Article IV, a written representation:
(i)as to whether or not such stockholder, any beneficial owner on whose behalf such nomination is made or any affiliate who controls either of the foregoing stockholder or beneficial owner, directly or indirectly (each a “Proponent”), will or is part of a group that will solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 (“Rule 14a-19”) promulgated under the Securities Exchange Act of 1934, as amended, and
(ii)that, if a Proponent has represented that it (or a group of which such Proponent is a part) will conduct such a solicitation, such Proponent will (A) notify the Corporation if such Proponent (or a group of which such Proponent is a part) no longer intends to solicit proxies in accordance with Rule 14a-19, which notice shall be delivered in writing to the Secretary at the principal executive offices of the Corporation no later than two business days after the occurrence of such change in intent, and (B) promptly (and in any event no more than two business days) after such Proponent (or a group of which such Proponent is a part) has solicited proxies in accordance with Rule 14a-19, provide the Corporation with reasonable evidence, which may take the form of a statement and documentation from a proxy solicitor, demonstrating that the necessary steps have been taken to solicit holders of the Corporation’s stock in accordance with Rule 14a-19; provided, however, that such nominee shall be disqualified from standing for election or re-election as a director if a Proponent acts contrary to any representation required by clause (i) or (ii) of this paragraph.
SECTION 5.Resignation Policy. If an incumbent Director nominee fails to receive the required number of votes for reelection, within ninety (90) days after certification of the election results, the Nominating and Corporate Governance Committee of the Board of Directors will recommend to the Board of Directors whether to accept or reject the resignation or whether other action should be taken and the Board of Directors will act on the Committee’s recommendation.
SECTION 6.Other Resignations. With respect to resignations other than in connection with a failure to receive the required number of votes for reelection, any director or member of a committee may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein, and if no time be specified, upon receipt thereof, and unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 7.Vacancies on Board. Vacancies on the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. At any special meeting of stockholders called for the purpose of removing Directors pursuant to Section 3 of this Article IV, the vacancy or vacancies on the Board caused by such removal may be filled by the affirmative vote of the holders of a majority in interest of the stockholders entitled to vote. Any Director elected to fill a vacancy resulting from an increase in the number of Directors shall hold office until the next election of directors, and until his successor has been selected and qualified or until his earlier death, resignation or removal. The Board of Directors shall not fill a Director vacancy or newly created Directorship with any candidate who has not agreed to tender, promptly following his or her appointment to the Board of Directors, the same form of resignation as is described under Section 4 of this Article.
SECTION 8.Nomination Questionnaire. Each nominee for election as a Director (“Nominee”) must deliver to the Secretary at the principal executive offices of the Corporation a written questionnaire (to be provided by the Secretary upon written request and approved from time to time by the Board of Directors or a committee thereof) (the “Questionnaire”), which Questionnaire shall provide the following on or before the 70th day before the anniversary of the date of the immediately preceding annual meeting:
(i)the class and number of shares of the Corporation which are beneficially owned, as of the date of the Questionnaire, by the Nominee,
(ii)a description (including the name of any counterparties) of any agreement, arrangement or understanding (whether written or oral) to which the Nominee or any Related Person of the Nominee is party for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given in response to a public proxy or consent solicitation made generally to all holders of shares of the Corporation) or disposing of any shares of the Corporation,
(iii)a description (including the name of any counterparties) of any derivative securities (as defined under Rule 16a-1 under the Exchange Act) or other derivatives, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or similar arrangements relating to the common stock of the Corporation, entered into as of the date of the Questionnaire by, or on behalf of, the Nominee or any Related Person of the Nominee and a list of all transactions by the Nominee and all Related Persons of the Nominee involving any shares of the Corporation or any such derivative security or similar arrangement related to any shares of the Corporation within 60 days prior to the date of the Questionnaire,
(iv)a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to the nomination between or among the Nominee and any Related Person of the Nominee,
(v)confirmation, in a form satisfactory to the Corporation, that the Nominee (1) has read and agrees, if elected to the Board of Directors, to adhere to the Corporation’s corporate governance, code of ethics, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to Directors (which will be provided by the Corporation following a request therefor), (2) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a Nominee or as a Director of the Corporation, in each case that has not been disclosed to the Corporation, and (3) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the Nominee would vote or act on any issue or question as a Director that has not been disclosed to the Corporation or that could limit or interfere with the Nominee’s ability to comply, if elected as a Director, with his or her fiduciary duties under applicable law, and
(vi)all other information that, as of the date of the Questionnaire, would be required to be included in a filing with respect to the Corporation on Schedule 13D (including the exhibits thereto) under the Exchange Act (or any successor provision thereto) by the Nominee and all Related Persons of the Nominee, regardless of whether such person has publicly filed or is required to file a Schedule 13D with respect to the Corporation containing such information. If, after the Nominee has delivered the Questionnaire pursuant to this Section 8, any information required to be contained in such Questionnaire as described above changes as of the record date for the relevant meeting, such Nominee, no later than five business days following such record date, must deliver to the Secretary at the principal executive offices of the Corporation a supplemental Questionnaire describing such updated information as of such record date.
In addition, each Nominee must provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine:
(1)if such Nominee is independent under the rules and listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s Directors,
(2)if such Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the standards used by the Corporation for determining Director independence,
(3)if such Nominee would, by serving on the Board of Directors, violate or cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules or listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed or any applicable law, rule or regulation, and
(4)if such Nominee is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.
SECTION 9.Powers of Directors.
(a)General Powers. The Board of Directors shall have the entire management of the business of this Corporation. In addition to such powers as are herein and in the certificate of incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Delaware, the certificate of incorporation and these By-Laws.
(b)Appointment of Committees. The Board of Directors may designate one or more of their number to constitute an Executive Committee, which Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Corporation, including the power to appoint Assistant Secretaries and Assistant Treasurers, and to authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee may make rules for the calling, holding and conduct of its meetings and the keeping of records thereof.
The Board of Directors may also appoint other committees from their own number, the number composing such committees, and the powers conferred upon them, to be determined by such resolution or resolutions.
In the absence or disqualification of any member of the Executive Committee or any other committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Meetings of any Committee designated by the Board of Directors may be called by the Board of Directors or by the Chairman of the Committee at any time or place upon at least twenty-four (24) hours’ notice. One third of the members of a Committee shall constitute a quorum of a Committee for the transaction of business.
(c)Delegation of Duties of Directors. The Board of Directors may delegate for the time being the powers or duties of any officer of the Corporation, in case of his absence, disability, death or removal, or for any other reason, to any other officer or to any Director.
SECTION 10.Meeting of Directors.
(a)Regular Meetings. Regular meetings of the Board of Directors shall be held at such place within or without the State of Delaware, and at such times, as the Board by vote may determine from time to time, and if so determined no notice thereof need be given.

After each election of Directors the newly constituted Board shall meet without notice for the purpose of electing officers and transacting such other business as lawfully may come before it.
(b)Special Meetings. Special meetings of the Board of Directors may be held at any time or place, within or without the State of Delaware, whenever called by the Chairman of the Board, the President, the Chief Financial Officer, the Secretary or a majority of the whole Board of Directors.
(c)Notice of Meetings. Notice of regular meetings of the Board of Directors or any adjourned meeting thereof need not be given. Notice of any special meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first- class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Such notice need not state the purposes of such meeting.
(d)Telephonic and Electronic Meetings Permitted. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.
(e)Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence, by a chairman chosen at the meeting, the Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.
(f)Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board of Directors or any such committee consent thereto in writing or as otherwise permitted by law and, if required by law, the writing or writings are filed with the minutes or proceedings of the Board of Directors or of such committee.
SECTION 11.Quorum of Directors. Subject to Section 7 of this Article IV, a whole number of directors equal to a majority of the whole Board of Directors shall constitute a quorum of the Board for the transaction of business. The chairman of the meeting or a majority of directors present may adjourn the meeting from time to time, whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
When a quorum is present at any meeting of Directors, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law, the certificate of incorporation or these By-Laws.
SECTION 12.Compensation of Directors. Directors other than those who are full-time salaried officers or other employees of the Corporation may be paid compensation for their services as Directors and may also be paid additional compensation for their services as members of any committee appointed by the Board of Directors, in such amounts as the Board of Directors by resolution shall from time to time determine to be appropriate. Directors may be paid their expenses, if any, incurred for attendance at each meeting of the Board of Directors or of any committee of which they may be members. No Director shall be precluded from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE V
Books and Records
Unless otherwise required by the laws of Delaware, the books and records of the Corporation may be kept at the office of the Corporation in the City of Chicago, State of Illinois, or at any other place or places outside the State of Delaware, as the Board of Directors from time to time may designate.
ARTICLE VI
Officers
SECTION 1.Number and Titles. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller, all of whom shall be elected by the Board of Directors. The Board of Directors or the Chief Executive Officer may appoint such other officers, including one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers as either of them shall deem necessary, who shall have such authority and perform such duties as may be prescribed in such appointment. The Chairman of the Board, the Vice Chairman of the Board and the President shall be members of the Board of Directors, but the other officers need not be members of such Board.
Any two or more offices, other than the offices of President and Secretary, may be held by the same person.
SECTION 2.Tenure of Office. Officers of the Corporation shall hold their respective offices at the pleasure of the Board of Directors and, in the case of officers who were appointed by the Executive Committee or by the Chief Executive Officer, also at the pleasure of such appointing authority. Each officer shall serve from the time of his or her appointment until a successor shall be chosen and qualified or until his or her death, resignation, removal or otherwise.
SECTION 3.Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein, and if no time be specified, upon receipt thereof, and unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 4.Removal. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.
SECTION 5.Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
SECTION 6.Duties of Officers.
(a)Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors, of the Executive Committee and of the stockholders of the Corporation. He shall perform such other duties as may from time-to-time be assigned to him by the Board of Directors.
(b)Chief Executive Officer. The Chief Executive Officer of the Corporation shall be in general charge and supervision of the affairs of the Corporation.
(c)President. The President shall perform such duties as from time-to-time may be assigned to him by the Board of Directors or the Chief Executive Officer of the Corporation.
(d)Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may be assigned to him by the senior officers of the Corporation or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents, or make such other designations of Vice Presidents as it may deem appropriate.
(e)Secretary. The Secretary shall attend and record all proceedings of the meetings of the Board of Directors, the stockholders, and the Executive Committee; shall be custodian of the corporate seal and affix such seal to all documents requiring the same; shall cause to be maintained a stock transfer book, and a stock ledger, and such other books as the Board of Directors may direct; shall serve all notices required by law, or by these By-Laws, or by resolution of the Board of Directors; and shall perform such other duties as pertain to the office of Secretary, subject to the control of the Board of Directors.
(f)Assistant Secretaries. The Assistant Secretaries shall assist the Secretary in the performance of his duties, and shall perform such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe. If at any time the Secretary shall be unable to act, an Assistant Secretary may perform his duties.
(g)Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, but without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into his hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board of Directors may authorize or direct) and, in addition, such other duties as the Board of Directors from time to time may prescribe.
(h)Assistant Treasurers. Assistant Treasurers shall assist the Treasurer in the performance of his duties, and shall discharge such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe.
(i)Controller. The Controller shall be the principal accounting officer of the Corporation, and shall maintain adequate records of all assets, liabilities and transactions of the Corporation; and shall cause adequate audits of the Corporation’s accounting records to be currently and regularly made; and shall perform such other duties as the Board of Directors from time to time may prescribe.
(j)Assistant Controllers. Assistant Controllers shall assist the Controller in performance of his duties, and shall discharge such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe.
ARTICLE VII
Stock Certificates
SECTION 1.Stock Certificates. Every holder of stock shall be entitled to have a certificate or certificates duly numbered, certifying the number and class of shares in the Corporation owned by him, in such form as may be prescribed by the Board of Directors. Each such certificate shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. If any such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates shall be countersigned and registered in such manner as the Board of Directors may from time to time prescribe and there shall be impressed thereon the seal of the Corporation or imprinted thereon a facsimile of such seal. Any transfer agent may countersign by facsimile signature.
No registrar of any stock of the Corporation appointed pursuant to this Section 1 shall be the Corporation or its employee.
SECTION 2.Lost Certificates. In the case of the loss, mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms and conditions as the Board of Directors from time to time may prescribe.
SECTION 3.Transfers of Stock. Transfer of shares of stock of the Corporation shall be made on the books of the Corporation only by the person named in the certificate evidencing such stock or by any attorney lawfully constituted in writing, and upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of authenticity of the signatures and authority of the signatories as the Corporation or its agents may reasonably require, except that a new certificate may be issued in the name of an-appropriate state officer or office, without the surrender of the former certificate for shares presumed abandoned under the provisions of applicable state escheat or abandoned property laws. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly is not bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly otherwise provided by the laws of the state of Delaware.
SECTION 4.Uncertificated Stock. Notwithstanding anything herein to the contrary, any and all classes and series of shares, or any part thereof, may be represented by uncertificated stock, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligation of the holders of shares represented by certificates and the rights and obligations of the holder of uncertificated shares of the same class or series shall be identical. The provisions of Sections 2 and 3 of this Article VII shall be inapplicable to uncertificated stock and in lieu thereof the Corporation shall adopt alternative procedures for the registration of transfers.

ARTICLE VIII
Depositaries and Checks
Depositaries of the funds of the Corporation shall be designated by the Board of Directors; and all checks on such funds shall be signed by such officers or other employees of the Corporation as the Board of Directors from time to time may designate.
ARTICLE IX
Waiver of Notice
Any notice required to be given by law, by the certificate of incorporation, or by these By-Laws, may be waived by the person entitled thereto, either before or after the time stated in such notice.
ARTICLE X
Amendment of By-Laws
Subject to Section (c) of Article EIGHTH and Section (a) of Article TENTH of the Certificate of Incorporation of the Corporation these By-Laws may be amended, repealed or added to at any regular or special meeting of the Board of Directors or of the stockholders, by the affirmative vote of a majority of the whole Board of Directors, or by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote, as the case may be.
ARTICLE XI
Indemnification of Officers, Directors and Employees
(a)Each person who was or is a director or officer of the Corporation and who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Paragraph (d) of this Article XI, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the whole Board of Directors. The right to indemnification conferred in this Article XI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition, consistent with the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), such advances to be paid by the Corporation within 30 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XI or otherwise. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
(b)To obtain indemnification under this Article XI, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Paragraph (b), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a “Change of Control” as defined in the Executive Severance Plan of FMC Corporation (as amended as of April 18, 1997), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.
(c)Except as provided for in Paragraph (d) of this Article XI, no person shall be entitled to indemnification or advancement of expenses under this Article XI with respect to any Proceeding, or any claim therein, brought or made by him against the Corporation.
(d)If a claim under Paragraph (a) of this Article XI is not paid in full by the Corporation within thirty days after a written claim pursuant to Paragraph (b) of this Article XI has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition whether the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed. With respect to any suit brought by a person seeking to enforce a right of indemnification or a right to advancement of expenses, neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth under applicable law, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(e)In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses or by the Corporation to recover an advancement of expenses, the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article XI or otherwise.
(f)If a determination shall have been made pursuant to Paragraph (b) of this Article XI that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial Proceeding commenced pursuant to Paragraph (d) of this Article XI.
(g)The Corporation shall be precluded from asserting in any judicial Proceeding commenced pursuant to Paragraph (d) of this Article XI that the procedures and presumptions of this Article XI are not valid, binding and enforceable and shall stipulate in such Proceeding that the Corporation is bound by all the provisions of this Article XI.
(h)The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article XI shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
(i)The Corporation’s obligation, if any, to indemnify any person who was or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.
(j)The Corporation may, but shall not be obligated to, purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation against any liability, cost or expense. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any corporation, partnership, joint venture, trust or other enterprise where a director or officer of the Corporation was serving at the request of the Corporation as a director, officer, employee or agent in furtherance of this Article XI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article XI.
(k)The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent or class of employees or agents of the Corporation (including the heirs, executors, administrators or estate of each such person) to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
(l)If any provisions or provision of this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, each provision of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article XI including, without limitation, each such portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(m)For purposes of this Article XI:
(i)“Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
(ii)“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of Corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article XI.
(iii)Any notice, request or other communication required or permitted to be given to the Corporation under this Article XI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.
ARTICLE XII
Emergency By-Laws

The Emergency By-Laws provided in this Article XII shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on a locality in which the Corporation does business or customarily holds meetings of its board of directors or stockholders or during any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition as a result of which a quorum of the board of directors or a standing committee thereof cannot readily be convened for action notwithstanding any different provision in the preceding Articles of these By-Laws or in the Certificate of Incorporation of the Corporation or in the General Corporation Law of the State of Delaware. To the extent not inconsistent with the provisions of this Article, the By-Laws provided in the preceding Articles shall remain in effect during such emergency and upon its termination the Emergency By-Laws shall cease to be operative.

During any such emergency:
(a)A meeting of the Board of Directors or a committee thereof may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.
(b)At any such meeting of the Board of Directors, a quorum shall consist of the director or directors in attendance at the meeting.
(c)The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.
(d)To the extent required to constitute a quorum at any meeting of the Board of Directors during such an emergency, the officers of the Corporation who are present shall, unless otherwise provided in Emergency By-Laws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.
(e)The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices or authorize the officers so to do.
No officer, director or employee acting in accordance with these Emergency By-Laws shall be liable except for willful misconduct.
These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these

Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.
ARTICLE XIII
Exclusive Forum
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.